The MaryJane Group, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: PLAD
April 17, 2014	TRADED: OTCQB

PLADEO CORP. FINALIZES NAME AND TRADING SYMBOL CHANGE

Denver, Colorado – Pladeo Corp., a holding company organized in Nevada (the "Company") (OCTQB: PLAD), announced today that FINRA approved its name change and trading symbol change. The Company will hereafter be known as The MaryJane Group, Inc. and its common stock will trade under its new symbol "MJMJ" beginning on Monday, April 21, 2014.

As recently reported, the Company's operating plans for the Colorado-based business include a concentration in financing, marketing, advertising, lodging and entertainment services geared to the recreational marijuana industry. The Company operates through its six wholly owned subsidiaries; namely, Capital Growth Corporation, Mary Jane Entertainment, Mary Jane Tours, Dab City Radio, Mile High Times and Bud and Breakfast.

Capital Growth Corporation provides short- and long-term financing to assist marijuana growers and retail establishments engaged in the manufacture and distribution of recreational marijuana in Colorado. In addition to providing debt financing to growers and dispensers, it intends to provide debt/equity financing to other unique businesses within the recreational marijuana sector.

Mary Jane Tours and Mary Jane Entertainment provide value added services of information and entertainment to recreational marijuana patrons. Mary Jane Tours conducts unique Colorado cannabis tour experiences. Mary Jane Entertainment provides contracted services for professional photography, graphic design services, limousines and party buses rentals, music recording and sound engineering, custom T-shirt manufacturing, event planning and fundraising.

Dab City Radio and Mile High Times function as the promotional arms of Mary Jane Tours, Mary Jane Entertainment and Bud and Breakfast by advertising and marketing the Company's services through Internet radio broadcasting and newsprint. Dab City Radio, a member of the Colorado Broadcast Association and the only BMI and ASCAP-licensed Internet radio station, plays mainstream music. In November 2013, Mile High Times released its first newspaper in print and by March 2014, began to compete against other major industry publications by evolving into a cannabis industry magazine. Both Dab City Radio and Mile High Times sell spots, sponsorships and advertising to other local businesses.

Bud and Breakfast, through acquisition or leasing arrangements, transforms traditional bed and breakfast establishments with its "Bud and Breakfast" guest package that includes unlimited food, drink, and the best marijuana and marijuana edibles Colorado has to offer. Guests will have access to an on-site chef available to prepare gourmet food cooked to order and will be provided unlimited luxury transportation within the Denver city limits with 24-hour security.

Joel C. Schneider, the Company's President and Chief Executive Officer, stated, "We are glad to have our name and symbol change behind us. We intend to quickly expand our operations to include other distinctive products and services as we build our brand to serve the recreational marijuana industry."

Corporate offices are located at 625 E. 70th Avenue, Denver, Colorado 80229.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of Pladeo Corp. Certain statements in this release and other written or oral statements made by or on behalf of the Company are “forward looking statements” within the meaning of the federal securities laws. Statements regarding future acquisitions and business development, the upcoming name change approval and new trading symbol, and the business opportunity in the recreational marijuana industry in the future are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company’s services and the Company’s continued access to capital and other risks and uncertainties. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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Contact:

Joel C. Schneider

President and CEO

The MaryJane Group, Inc.

Phone: 303-835-8603